United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 1, 2011

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 1, 2011, Fidelity National Information Services, Inc. issued an earnings release announcing its financial results for the third quarter of 2011. The information included in Items 2.02 and 9.01 within this Current Report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section. The information included in Items 2.02 and 9.01 within this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

A copy of the earnings release is attached as Exhibit 99.1 and a copy of the financial results presentation is attached as Exhibit 99.2.

Item 8.01. Other Events

On October 18, 2011 the Board of Directors of the Company authorized a new share repurchase program for an additional $500.0 million of FIS common stock. Purchases under this authorization may be made from time to time by the Company in the open market at prevailing market prices or in privately negotiated transactions through December 31, 2013. This authorization is in addition to the existing share repurchase plan under which approximately 7 million shares remain available for repurchase through January 31, 2013.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release announcing Fidelity National Information Services, Inc. Reports Third Quarter 2011 Earnings.

99.2	Financial results presentation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date November 1, 2011	By:	/s/ Michael D. Hayford
		Name:	Michael D. Hayford
		Title:	Corporate Executive Vice President and Chief Financial Officer

Fidelity National Information Services, Inc.
Date November 1, 2011	By:	/s/ James W. Woodall
		Name:	James W. Woodall
		Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release announcing Fidelity National Information Services, Inc. Reports Third Quarter 2011 Earnings.

99.2	Financial results presentation.